UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2024
Aurinia Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Canada	001-36421	98-1231763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

#140, 14315 - 118 Avenue
Edmonton, Alberta
T5L 4S6
(250) 744-2487
(Address and telephone number of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Shares, without par value	AUPH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02	Results of Operations and Financial Condition

On November 7, 2024, Aurinia Pharmaceuticals Inc. (Aurinia or the Company) issued a press release announcing its financial results for the quarter ended September 30, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Current Report on Form 8-K and the exhibit hereto are being furnished pursuant to this Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, the information included in this Current Report on Form 8-K and the exhibit hereto that is furnished pursuant to this Item 2.02 shall not be incorporated by reference in any of Aurinia's filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 2.05	Cost Associated with Exit or Disposal Activities
On November 7, 2024, Aurinia is implementing a strategic restructuring to sharpen the Company’s focus on continued LUPKYNIS® growth and the rapid development of AUR200. This restructuring will result in a workforce reduction of approximately 45% and will focus the Company’s LUPKYNIS commercial strategy on the highest growth drivers. The restructuring will also improve operational efficiency, with anticipated post-restructuring annualized cash savings of more than $40 million.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Chief Commercial Officer

As part of the restructuring that Aurinia Pharmaceuticals Inc. (Aurinia) announced on November 7, 2024, Aurinia plans to terminate its employment relationship with Scott Habig. Aurinia anticipates that it will provide Mr. Habig with a severance package substantially as set out in his employment agreement with Aurinia, dated June 27, 2022 (the Employment Agreement).

Pursuant to the Employment Agreement, provided Mr. Habig provides Aurinia with a general release of claims and waiver, he is entitled to receive severance pay equal to 12 months of his current base salary, accrued and unused vacation and performance bonus payout. In addition, if elected, Mr. Habig is entitled to medical, dental and vision benefits for up to 12 months covered by Aurinia.

The foregoing description of the Employment Agreement is qualified in its entirety by the text of the Employment Agreement for Mr. Habig, filed as Exhibit 10.19 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on February 15, 2024 and incorporated herein by reference.

New Director Appointment and Departure of Director

Effective November 7, 2024, Aurinia issued a press release announcing the appointment of Craig Johnson to the Board of Directors of the Company (the Board) and the Company also announced that Dr. Robert T. Foster has retired from the Board effective November 5, 2024. Dr. Foster's retirement was not the result of any disagreement between Aurinia and him on any matter relating to Aurinia's operations, policies or practices.

A copy of the press release announcing the appointment of Craig Johnson and the retirement of Dr. Robert Foster is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The Company has entered into its standard form of indemnification agreement with Craig Johnson. The form of indemnification agreement was previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission on February 15, 2024 and is incorporated by reference herein.

Craig Johnson was not appointed pursuant to any arrangement or understanding with any other person and there are no family relationships between Craig Johnson and the other directors or executives of the Company. There are no transactions in which Craig Johnson has an interest requiring disclosure on the part of the Company under Item 404(a) of Regulation S-K promulgated under the Exchange Act.

As non-employee director, Craig Johnson will be entitled to receive annual cash retainers of $45,000 per year, payable quarterly in arrears, as well as annual equity-based compensation with an aggregate grant date value of $200,000.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Earnings release dated November 7, 2024
99.2	Press release dated November 7, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 7, 2024

AURINIA PHARMACEUTICALS INC.

By:	/s/ Joseph Miller
Name:	Joseph Miller
Title:	Chief Financial Officer